     MOORE & ASSOCIATES, CHARTERED
            ACCOUNTANTS AND ADVISORS
                   PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

We consent to the use, in the registrations statement on Form SB1-A of Nuport Group Inc, of our report dated October 27, 2006 on our audit of the financial statements of Nuport Group Inc. as of September 30, 2006, and the related statements of operations, stockholders’ equity and cash flows for the years then ended, and the reference to us under the caption “Experts.”

/s/ Moore & Associates, Chartered

Moore & Associates Chartered
Las Vegas, Nevada
December 21, 2006